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                               EXHIBIT 99.(a)(13)

                    FORM OF WORKS COUNCIL NOTIFICATION SLIDES

Information -- [web site link]

Offer Purpose
(Refer to Section 3 of the offer to exchange for an explanation)

-        Offer is voluntary

-        Allows eligible employees to choose whether

                  - to keep their current stock options at their current grant prices, or

                  - to cancel certain options in exchange for a promise to grant new stock options at a later date

- Intended to motivate and provide incentive to our eligible employees, holding eligible options, by providing the opportunity to realize value from stock options within a reasonable period of time

-        Encourages eligible employees to act like owners of the business

- Balances the benefits to employees with the interests of shareowners by reducing the potential dilution that would result if we were simply to make additional grants of stock options without reducing the number of shares subject to outstanding stock options

Offer Date -- April 22, 2002 (in most countries)
(Refer to Section 1 of the offer to exchange for an explanation)

Eligible Employees
(Refer to Section 4 of the offer to exchange for an explanation)

-        Eligible employees include

         - Active employees holding eligible options who are paid directly through our payroll;

         - Active employees holding eligible options who are on a company approved leave of absence, including active employees on short term disability;

         To participate, an employee must be an eligible employee continuously from April 22, 2002 (the date of commencement of this offer) through and including the date on which the offer expires.

-        Individuals NOT eligible to participate in the offer:

         -        The members of our board of directors;

         -        The members of our executive committee;

         - Any officer on a company-initiated leave of absence, as defined in the Lucent Technologies Inc. Officer Severance Policy;

         - Employees of Agere Systems, Inc., Avaya Inc., our former optical fiber business, and other divested businesses;

         - A leased employee within the meaning of Section 414(n) of the Internal Revenue Code;

         - Individuals who do not receive payment for their services directly from the payroll of Lucent or its participating subsidiaries;
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         -        Employees on Transition Service Agreements or employees of
                  Lucent or a participating subsidiary that are assigned to business operations that have been divested; or

         - Employees of non-Lucent companies for whom Lucent is providing payroll services after a sale of their business.

Eligible Options/Election Choices
(Refer to Section 1 of the offer to exchange for an explanation)
Eligible employees may select any one of the five election choices specified in the offer:

ALTERNATIVE A     Exchange all eligible options with a grant price of $12.14 per share and greater and all outstanding options granted after October 21, 2001.

ALTERNATIVE B     Exchange all eligible options with a grant price greater than
                  $12.14 per share and all outstanding options granted after October 21, 2001.

ALTERNATIVE C     Exchange all eligible options with a grant price greater than
                  $16.0313 per share and all outstanding options granted after October 21, 2001.

ALTERNATIVE D     Exchange all eligible options with a grant price greater than
                  $30.00 per share and all outstanding options granted after October 21, 2001.

ALTERNATIVE E     Exchange no options.


- Provides eligible employees, holding eligible options, with the flexibility to choose according to their own personal situations

Excluded Options
(Refer to Section 1 of the offer to exchange for an explanation)

- Options granted prior to October 21, 2001 with grant prices less than $12.14 per share

-        Options that have already been exercised

-        Options that are not outstanding

-        Options that have expired through the lapse of time

-        Options that were granted on August 4, 2000 and August 28, 2000

Exchange Ratios (Refer to Sections 2, 7, 10, 15 and 22 of the offer to exchange for an explanation)

                    -------------------------------------------------
                                       EXCHANGE RATIOS
                    -------------------------------------------------
                          Grant Date/Price                    Ratio
                    -------------------------------------------------
                    $50.00 and over                            6:1
                    -------------------------------------------------
                    $40.00 to $49.99                           4:1
                    -------------------------------------------------
                    $25.00 to $39.99                           2:1
                    -------------------------------------------------
                    $12.14 to $24.99                           1.25:1
                    -------------------------------------------------
                    After October 21, 2001                      1:1
                    -------------------------------------------------

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Any fractional share remaining after the total number of shares in the new grant has been determined in the manner described above will be rounded up to a whole share.

- Ratios determined so that the new option grants provide approximately equivalent value for the options that are exchanged, as estimated using the Black-Scholes options pricing model (a standard method to value options).

- Results in the grant of new options for a smaller number of shares than the shares under the canceled options.

         - Reduces the dilution that would have resulted if we exchanged all options using a one-to-one exchange ratio;

         - Balances the benefits of the exchange to employees with the interests of shareowners.

TERMS OF NEW OPTIONS
(Refer to Section 15 of the offer to exchange for an explanation)

The terms of the new options - including grant price, number of shares, vesting period and duration - will vary from the terms of the options exchanged

-        Grant price

         -        Fair market value of Lucent common stock on the grant date;

         - May be higher or lower than the grant price of exchanged options.

-        Expiration

         - Options will have a five-year term (six years, in France), unless employment terminates earlier, in which case special rules apply

-        Vesting


         - Subject to the terms of the offer, the new option will be unvested and will be subject to the following vesting schedule:

                  - 0% of the new option grant will vest on the date of grant;

                  - 20% of the new option grant will vest six months after the date of grant; and

                  - 20% of the new option grant will vest every six months thereafter.

         - Special vesting rules may apply in the event of termination of employment.

TERMS OF NEW OPTIONS (CONTINUED)
(Refer to Section 15 of the offer to exchange for an explanation)

-        Termination of Employment Provisions

         -        After new grant

                  -        Death or disability: Full grant, full term

                  - Company Action: prorated vesting, minimum of 6 months (20% of full grant)

                                    -        Not Retirement eligible: 90 days to
                                             exercise vested shares

                                    -        Retirement eligible: full term to
                                             exercise vested shares
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         -        After cancellation but before new grant

                  -        Death or disability: Full grant, full term

                  -        Company Action: 20% of full grant

                           - Not Retirement eligible: 90 days to exercise vested shares;

                           - Retirement eligible: full term to exercise vested shares.

VOLUNTARY DECISION/SOURCES OF INFORMATION
(Refer to Sections 1 and 28 of the offer to exchange for an explanation)

         - Lucent makes no recommendation as to whether eligible employees should elect to exchange eligible options

         - Eligible employees must make their own decisions about accepting or rejecting the offer

         - Eligible employees should evaluate carefully all of the information constituting the offer

         - Lucent has not authorized any person to make any representation or recommendation on its behalf as to whether eligible employees should or should not elect to exchange options through the offer

         - Eligible employees should rely only on the information in the offer document or documents to which Lucent has referred them

         - Lucent has not authorized anyone, other than the Lucent Exchange Offer Support Center, to give eligible employees information concerning the offer, which shall be based upon the information and representations contained in the Schedule TO and all exhibits and amendments to the Schedule TO, including the offer to exchange

         - Eligible employees should not rely on any recommendation, representation or information from any person or group either inside or outside of Lucent as having been authorized by Lucent


THIS PRESENTATION IS SOLELY FOR PURPOSES OF NOTIFYING THE LUCENT WORKS COUNCILS IN SPECIFIC JURISDICTIONS. IT IS NOT A COMPLETE SUMMARY OF THE OFFER AND IS NOT THE DEFINITIVE OFFER TO EXCHANGE.